QuickLinks -- Click here to rapidly navigate through this document

Exhibit 8.2

New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

July 17, 2014

Re: Registration Statement on Form S-4

SWS Group, Inc.
1201 Elm Street, Suite 3500
Dallas, Texas 75270

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the "Registration Statement") of Hilltop Holdings Inc., a Maryland corporation, including the joint proxy statement/prospectus forming a part thereof, relating to the proposed merger of SWS Group, Inc., a Delaware corporation, with and into Peruna LLC, a Delaware limited liability company ("Peruna"), with Peruna as the surviving entity.

        We have participated in the preparation of the discussion set forth in the section entitled "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" in the Registration Statement. In our opinion, such discussion of those consequences, insofar as it summarizes United States federal income tax law, and subject to the qualifications, exceptions, assumptions and limitations described therein, is accurate in all material respects.

        We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the proposed merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with the references to this opinion and the material U.S. federal income tax consequences of the proposed merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Davis Polk & Wardwell LLP

QuickLinks

  Exhibit 8.2